                    THE BF GOODRICH COMPANY AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                  Year Ended
                                                                      ------------------------------------
                                                                      1994            1993            1992
                                                                      ----            ----            ----

PRIMARY                                                                        (Dollars in millions,
                                                                             except per share amounts)
  Number of Shares:
  ----------------
  Average number of shares outstanding                             25,766,376       25,687,816       25,552,397
                                                                   ==========       ==========       ==========

  Income:
  ------
  Income from continuing operations                                 $  65.7          $  15.3          $  11.9
  Dividends on Preferred Stocks                                        (8.0)            (8.2)            (8.3)
  Income (loss) from discontinued operations                           10.0            113.0            (21.3)
  Cumulative effect of change in method of
    accounting for post retirement benefits
    other than pensions                                                   -                -           (286.5)
                                                                     ------           ------           ------
  Net income (loss) applicable to Common Stock                      $  67.7          $ 120.1          $(304.2)
                                                                     ======           ======           ======

  Per Share Amounts:
  -----------------
  Continuing operations                                             $   2.24         $    .28         $    .14
  Discontinued operations                                                .39             4.40             (.83)
  Cumulative effect of change in method of
    accounting for post retirement benefits
    other than pensions                                                    -                -           (11.21)
                                                                     -------          -------          -------
  Net income (loss)                                                 $   2.63         $   4.68         $ (11.90)
                                                                     =======          =======          =======

FULLY DILUTED

  Number of Shares:
  ----------------
  Average number of common shares
    outstanding                                                    25,738,110       25,643,172       25,552,397
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                                          28,758           44,713                - (A)
  Average number of shares of Common
    Stock issuable if Convertible Preferred
    Stock was converted                                                     - (A)    1,999,800                - (A)
                                                                   ----------        ---------       ----------
  Total average number of common and common
    equivalent shares outstanding                                  25,766,868       27,687,685       25,552,397
                                                                   ==========       ==========       ==========

  Income:
  ------
  Income from continuing operations                                 $  65.7          $  15.3          $  11.9
  Dividends on Preferred Stocks                                        (8.0)            (8.2)            (8.3)
  Restore dividend on Convertible
    Preferred Stock                                                       - (A)          7.7                - (A)

  Income (loss) from discontinued operations                           10.0            113.0            (21.3)
  Cumulative effect of change in method of
    accounting for post retirement benefits
    other than pensions                                                   -                -           (286.5)
                                                                     ------           ------           ------
  Net income (loss) applicable to Common Stock                      $  67.7          $ 127.8          $(304.2)
                                                                     ======           ======           ======

  Per Share Amounts:
  -----------------
  Continuing operations                                             $   2.24         $    .53         $    .14
  Discontinued operations                                                .39             4.09             (.83)
  Cumulative effect of change in method of
    accounting for post retirement benefits
    other than pensions                                                    -                -           (11.21)
                                                                     -------          -------          -------
  Net income (loss)                                                 $   2.63         $   4.62         $ (11.90)
                                                                     =======          =======          =======

  (A) Anti-Dilutive

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